Exhibit 99.1

Assertio Reports Fourth Quarter and Full Year 2021 Financial Results

$32.2 Million Fourth Quarter Net Product Sales, a 7% Increase from Fourth Quarter 2020 and $109.4 Million Full Year Net Product Sales

$17.8 Million Fourth Quarter Non-GAAP Adjusted EBITDA, a 118% Increase from Fourth Quarter 2020 and $48.8 Million Full Year Non-GAAP Adjusted EBITDA

Provides 2022 Net Product Sales Guidance Range of $126.0 Million to $136.0 Million and
2022 Non-GAAP Adjusted EBITDA Guidance Range of $64.0 Million to $72.0 Million

Completed Acquisition of Otrexup® (methotrexate)
LAKE FOREST, Ill., March 9, 2022 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a specialty pharmaceutical company offering differentiated products to patients, today reported financial results for the fourth quarter and full year ended December 31, 2021 and provided a corporate update.

Fourth Quarter and Full Year 2021 Commentary and Financial Highlights (unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2021	2020	2021	2020
Net Product Sales (GAAP)	$32.2	$30.1	$109.4	$92.1
Net Income (Loss) (GAAP)	$4.6	$(24.4)	$(1.3)	$(28.1)
Adjusted EBITDA (Non-GAAP)(1)	$17.8	$8.2	$48.8	$16.3
Operating Cash Flow (GAAP)	$4.1	$(6.0)	$5.5	$(65.6)
(1) See “Non-GAAP Financial Measures” below for additional information on all non-GAAP measures included in this earnings release.

•The fourth quarter net product sales of $32.2 million were $6.2 million or 24% higher than the third quarter, which reflected another quarter of consistent volume across the portfolio, with net price favorability for Indocin, Cambia and Zipsor.
•Net product sales for the fourth quarter increased by $2.0 million or 7% compared to the prior year due to Cambia and Indocin price favorability, partially offset by a decline in Sprix volume and the discontinuation of a product line.
•Non-GAAP adjusted EBITDA for the fourth quarter of $17.8 million represents growth of 13% versus the third quarter and 118% versus the prior year. The results for the quarter were positively impacted by net pricing for Cambia and Zipsor, as well as a one-time royalty milestone.

2022 Full Year Financial Guidance:

Net Product Sales (GAAP)	$126.0 Million to $136.0 Million
Adjusted EBITDA (Non-GAAP)	$64.0 Million to $72.0 Million

•Due to high inventory levels in the channel at acquisition on December 15, 2021, sales of Otrexup began in late January 2022.
•The Company’s 2022 guidance accounts for addition of Otrexup, offset by the expected loss of exclusivity for Zipsor at the end of the first quarter of 2022.

“2021 represented the first year of our newly transformed Company, one in which we took major steps to transition to our new operating model, made significant strides and investments into our digital platform, right-sized our infrastructure to generate positive operating cash flow and improve our margins, and acquired a new product for the first time since 2015,” said Dan Peisert, President and Chief Executive Officer of Assertio.

“Assertio is at the forefront of the shift to a more digital, connected pharmaceutical landscape and we are excited about leveraging our platform to grow our portfolio and incorporate new, acquired assets in 2022 that will benefit patients and increase shareholder value.”

Fourth Quarter and Full Year 2021 and Subsequent Highlights:

After the Company’s announced restructuring on December 15, 2020, management established six key priorities for 2021 to put the Company on a path to return to growth, increase margins, and acquire new assets. Highlights of the year track closely with these priorities:

1.Build a Strong and Committed Team with a Culture of Teamwork, Inclusion and Results: The Company hired or promoted an experienced and talented management team with a track record of success in growing businesses and executing mergers and acquisitions, including Senior Vice Presidents of Commercial and Operations, and Vice President of Business Development, to accelerate our strategy.

2.Delivering on Our $45.0 Million of Restructuring Synergies: The Company completed its restructuring early in the third quarter and exceeded its target to deliver $45.0 million in annualized synergies in 2022 and beyond.

3.Ensuring the Company Generates Strong Operating Cash Flow: For full year 2021, the Company generated $5.5 million of operating cash flow, with $8.8 million generated post restructuring in the second half of 2021 (despite cash outflows of nearly $10.0 million for one-time legal settlements and the extension of the Indocin supply agreement).
•The Company generated $4.1 million of operating cash flow in the fourth quarter, representing the third consecutive quarter of positive cash flows.

4.Ensuring our Debt Never Becomes a Constraint in Running the Business: The Company has $36.8 million of cash on hand, well above its minimum liquidity covenants, and its remaining senior secured debt is $70.8 million and is not due to mature until 2024.

5.Mitigate our Legacy Legal Uncertainties: Throughout 2021, the Company continued to focus on resolving legacy legal uncertainties and took substantial steps toward settling certain matters in a way that management believes will allow it to invest in sustainable long-term growth.
•The Company settled its federal Glumetza antitrust litigation for $7.0 million.
•The Company also entered into settlement agreements for its securities class action and related derivative suits, for a net cost of $0.4 million.

6.Develop Sustainable Business Model that Reflects a Changing Environment: The Company has invested into its scalable, digital, non-personal promotion Commercial model and platform.
•The Company announced on December 15, 2021 that it acquired Otrexup (methotrexate). Assertio acquired Otrexup from Antares Pharma, Inc. in a partially seller financed transaction for a total cash purchase price of $44.0 million, inclusive of working capital investments.
–Represents less than three times trailing 12-month revenue ending September 31, 2021.
–Patents extend to 2031.
–Less than 41% upfront at closing.
•The Company has invested in the telemedicine channel and saw a 117% year-over-year total prescription growth for our portfolio of products through our partners in the fourth quarter.

Conference Call and Investor Presentation Information

Assertio’s management will host a conference call to discuss its fourth quarter and full year 2021 financial results today:

Date:	Wednesday, March 9, 2022
Time:	9:00 a.m. Eastern Time
Dial-in numbers:	1-844-200-6205 (domestic)
1-929-526-1599 (international)
Conference number:	790157

To access the live webcast, the recorded conference call replay, and other materials, please visit Assertio’s investor relations website at http://investor.assertiotx.com/overview/default.aspx. Please connect at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. The replay will be available approximately two hours after the call on Assertio’s investor website.

About Assertio

Assertio is a specialty pharmaceutical company offering differentiated products to patients utilizing a non-personal promotional model. We have built and continue to build our commercial portfolio by identifying new opportunities within our existing products as well as acquisitions or licensing of additional approved products. To learn more about Assertio, visit www.assertiotx.com.

Investor Contact

Max Nemmers
Head, Investor Relations and Administration
investor@assertiotx.com

Forward Looking Statements
Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio's current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio. All statements other than historical facts may be forward-looking statements and can be identified by words such as "anticipate," "believe," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may", "objective," "opportunity," "outlook," "plan," "position," "potential," "predict," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will," "aim" or other similar expressions that convey the uncertainty of future events or outcomes and are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio, including the risks described in Assertio's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission ("SEC") and in other filings Assertio makes with the SEC from time to time. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance or expected results of Assertio.

Non-GAAP Financial Measures
To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (GAAP) basis, the Company has included information about non-GAAP measures of EBITDA and adjusted EBITDA as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and for fiscal year 2021 used these non-GAAP measures in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

This release also includes estimated non-GAAP adjusted EBITDA information, which the Company believes enables investors to better understand the anticipated performance of the business, but should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. No reconciliation of estimated non-GAAP adjusted EBITDA to estimated net income is provided in this release because some of the information necessary for estimated net income such as income taxes, fair value change in contingent consideration, and stock-based compensation is not yet ascertainable or accessible and the Company is unable to quantify these amounts that would be required to be included in estimated net income without unreasonable efforts.

Specified Items
Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations. Specified items include adjustments to interest expense, income tax expense (benefit), depreciation expense, amortization expense, sales reserves adjustments for products the Company is no longer selling, stock-based compensation expense, fair value adjustments to contingent consideration, restructuring costs, amortization of fair value inventory step-up as result of purchase accounting, non-cash adjustments to Collegium Commercialization agreement revenue, transaction-related costs, gains or losses from adjustments to long-lived assets and assets not part of current operations, and gains or losses resulting from debt refinancing or extinguishment.

Revisions to Specified Items
As a result of the Company’s December 2020 restructuring plan and subsequent announcement of a new executive team, beginning in 2021, the Company no longer adjusts for legal costs and expenses incurred in connection with opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products as a specified item in the non-GAAP measure adjusted EBITDA. Management’s priorities include, amongst other items, operating cash flows and mitigating legacy legal uncertainties and therefore believes that investors will benefit from the ability to view the profitability of the Company’s current and ongoing business activities with such costs included. Given the timing of the December 2020 restructuring plan and subsequent announcement of the new executive team, Management believes 2021 was the appropriate time to make such an update. Prior period amounts of Adjusted EBITDA have been recast to conform to this presentation.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Product sales, net	$32,152	$30,116	$109,420	$92,090
Commercialization agreement, net	—	—	—	11,258
Royalties and milestones	1,188	361	2,579	1,519
Other revenue	(10)	(301)	(985)	1,408
Total revenues	33,330	30,176	111,014	106,275
Costs and expenses:
Cost of sales	4,896	6,773	15,832	19,872
Research and development expenses	—	230	—	4,213
Selling, general and administrative expenses	13,277	21,272	56,555	104,324
Amortization of intangible assets	7,175	6,546	28,114	24,783
Loss on impairment of goodwill	—	17,432	—	17,432
Restructuring charges	—	11,019	1,089	17,806
Total costs and expenses	25,348	63,272	101,590	188,430
Income (loss) from operations	7,982	(33,096)	9,424	(82,155)
Other (expense) income:
Interest expense	(2,437)	(2,598)	(10,220)	(15,926)
Other (loss) gain	(503)	346	243	(3,225)
Gain on sale of Gralise	—	—	—	126,655
Loss on debt extinguishment	—	—	—	(56,113)
Loss on sale of NUCYNTA	—	—	—	(14,749)
Total other (expense) income	(2,940)	(2,252)	(9,977)	36,642
Net income (loss) before income taxes	5,042	(35,348)	(553)	(45,513)
Income tax (expense) benefit	(433)	10,995	(728)	17,369
Net income (loss) and Comprehensive income (loss)	$4,609	$(24,353)	$(1,281)	$(28,144)
Basic net income (loss) per share	$0.10	$(0.81)	$(0.03)	$(1.07)
Diluted net income (loss) per share	$0.10	$(0.81)	$(0.03)	$(1.07)
Shares used in computing basic net income (loss) per share	45,017	29,935	43,169	26,209
Shares used in computing diluted net income (loss) per share	45,388	29,935	43,169	26,209

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$36,810	$20,786
Accounts receivable, net	44,361	44,350
Inventories, net	7,489	11,712
Prepaid and other current assets	14,838	17,406
Total current assets	103,498	94,254
Property and equipment, net	1,527	2,437
Intangible assets, net	216,054	200,082
Other long-term assets	5,468	6,501
Total assets	$326,547	$303,274
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,685	$14,808
Accrued rebates, returns and discounts	52,662	63,114
Accrued liabilities	14,699	28,864
Long-term debt, current portion	12,174	11,942
Contingent consideration, current portion	14,500	6,776
Other current liabilities	34,299	7,182
Total current liabilities	135,019	132,686
Long-term debt	61,319	72,160
Contingent consideration	23,159	31,776
Other long-term liabilities	4,636	11,138
Total liabilities	224,133	247,760
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 200,000,000 shares authorized; 44,640,444 and 28,392,149 shares issued and outstanding as of December 31, 2021 and 2020, respectively	4	3
Additional paid-in capital	531,636	483,456
Accumulated deficit	(429,226)	(427,945)
Total shareholders’ equity	102,414	55,514
Total liabilities and shareholders' equity	$326,547	$303,274

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2021	2020
Operating Activities
Net loss	$(1,281)	$(28,144)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	29,077	26,431
Amortization of debt discount, debt issuance costs and royalty rights	194	5,680
Stock-based compensation	3,545	10,924
Provisions for inventory and other assets	1,368	3,817
Impairment of goodwill	—	17,432
Loss on disposal of equipment and early termination of leases	—	1,588
Income tax provision	—	(8,424)
Gain on sale of Gralise	—	(126,655)
Loss on sale of NUCYNTA	—	14,749
Loss on extinguishment of Convertible Notes	—	47,880
Loss on prepayment of Senior Notes	—	8,233
Recurring fair value measurement of assets and liabilities	3,913	5,129
Changes in assets and liabilities:
Accounts receivable	(11)	19,800
Inventories	4,268	(291)
Prepaid and other assets	3,079	10,797
Income taxes	522	(8,973)
Accounts payable and other accrued liabilities	(28,699)	(36,479)
Accrued rebates, returns and discounts	(10,452)	(29,066)
Net cash provided by (used in) operating activities	5,523	(65,572)
Investing Activities
Cash acquired in Zyla Merger	—	7,585
Proceeds from sale of NUCYNTA	—	368,965
Proceeds from sale of Gralise	—	130,261
Purchases of property and equipment	(53)	(10)
Purchase of Otrexup	(18,472)	—
Proceeds from sale of investments	—	6,000
Net cash (used in) provided by investing activities	(18,525)	512,801
Financing Activities
Payment of contingent consideration	(4,807)	(3,016)
Payment of Royalty Rights	(968)	(500)
Payments in connection with Senior Notes settlement	—	(171,775)
Payments in connection with convertible notes	(335)	(264,731)
Payment in connection with Series A-1 and A-2 debt	(9,500)	(14,750)
Payments on Promissory Note	—	(3,000)
Payments on Revolver	—	(10,000)
Proceeds from issuance of common stock	44,861	88
Proceeds from exercise of stock options	193	—
Shares withheld for payment of employee's withholding tax liability	(418)	(866)
Net cash provided by (used in) financing activities	29,026	(468,550)
Net increase (decrease) in cash and cash equivalents	16,024	(21,321)
Cash and cash equivalents at beginning of year	20,786	42,107
Cash and cash equivalents at end of period	$36,810	$20,786
Supplemental Disclosure of Cash Flow Information
Net cash refund of income taxes	$—	$1,136
Cash paid for interest	$10,124	$17,598
Supplemental Disclosure of Non-Cash Investing Activities
Acquisition of Otrexup intangible assets	$26,021	$—

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA and ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,		Financial Statement Classification
	2021	2020	2021	2020
GAAP Net Income/(Loss)	$4,609	$(24,353)	$(1,281)	$(28,144)
Interest expense	2,437	2,598	10,220	15,926	Interest expense
Income tax expense (benefit)	433	(10,995)	728	(17,369)	Income tax (expense) benefit
Depreciation expense	203	417	963	1,648	Selling, general and administrative expenses
Amortization of intangible assets	7,175	6,546	28,114	24,783	Amortization of intangible assets
EBITDA (Non-GAAP)	$14,857	$(25,787)	$38,744	$(3,156)
Adjustments:
Legacy products revenue reserves (1)	10	301	985	(1,408)	Other Revenue
Stock-based compensation (2)	949	3,886	3,545	9,925	Multiple
Contingent consideration fair value change (3)	2,011	(356)	3,913	1,500	Selling, general and administrative expenses
Restructuring cost (4)	—	11,019	1,089	17,806	Restructuring charges
Other (5)	—	1,151	554	5,945	Multiple
Loss on goodwill impairment (6)	—	17,432	—	17,432	Loss on impairment of goodwill
Prior year adjustments not repeating (7)	—	524	—	(31,763)	Multiple
Adjusted EBITDA (Non-GAAP)	$17,827	$8,170	$48,830	$16,281
(1)Removal of the impact of revenue adjustment related to previously divested products. During the third quarter of 2021, the Company reclassified product sales adjustments for previously divested products from Product sales, net to Other revenue. There was no change to Total revenue as a result of the reclassifications. Prior period results have been recast to conform with current period presentation.
(2)Stock based compensation for the three and twelve months ended December 31, 2021 and three months ended December 31, 2020 is included in Selling, general and administrative expenses. Stock based compensation for the twelve months ended December 31, 2020 included $0.1 million in in Cost of sales, $0.3 million in Research and development expense and $9.6 million in Selling, general and administrative expenses.
(3)The fair value of the contingent consideration is remeasured each reporting period, with changes in the fair value resulting from a change in the underlying inputs being recognized in operating expenses until the contingent consideration arrangement is settled.
(4)Restructuring and related costs represents non-recurring costs associated with the Company’s announced restructuring plans
(5)For the three and twelve months ended December 31, 2021 and the three and twelve months ended December 31, 2020, Other represents amortization of inventory step-up recognized in Cost of sales related to Zyla acquired inventories sold. For the twelve months ended December 31, 2020, Other also includes credit loss reserve recognized in the first quarter of 2020 in Other gain (loss) related the Company’s investment in a company engaged in medical research.
(6)At December 31, 2020, the Company recorded a non-cash impairment charge of $17.4 million on its goodwill.
(7)Represent the following one-time adjustments included in three and twelve months ended December 31, 2020:
a.Gain on sale of Gralise of zero and $126.7 million, respectively
b.Loss on sale of NUCYNTA of zero and $14.7 million, respectively
c.Loss on extinguishment of convertible notes and debt of zero and $56.1 million, respectively
d.Transaction costs of $0.5 million and $18.6 million, respectively
e.Change in fair value of Collegium warrants of zero and $3.6 million, respectively
f.NUCYNTA Commercialization agreement revenues of zero and $1.8 million, respectively